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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
    Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934


                         Diversified Opportunities, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                                                94-3008888
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(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

            330 Clematis Street, Suite 217 West Palm Beach, FL 33401
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               (Address of Principal Executive Offices) (Zip Code)

                     Issuer's Telephone Number: 800-341-2684

      Securities to be registered under Section 12(b) of the Exchange Act:

Title of class                                    Name of each exchange on which
to be so registered                               each class is to be registered

             None                                           None
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Securities to be registered under Section 12(g) of the Act:

                          Common stock, $.001 par value
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                                (Title of class)


--------------------------------------------------------------------------------
                                (Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]                  Accelerated filer [_]

Non-accelerated filer [_]                    Smaller reporting company [X]
(Do not check if a smaller reporting company)

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                                TABLE OF CONTENTS

PAGE
PART I

Forward-Looking Statements.................................................    1

Item 1. Description of Business............................................    1

Item 2. Management's Discussion and Analysis or Plan of Operation..........   10

Item 3. Description of Property............................................   12

Item 4. Security Ownership of Certain Beneficial Owners and Management.....   12

Item 5. Directors and Executive Officers, Promoters and Control Persons....   13

Item 6. Executive Compensation.............................................   13

Item 7. Certain Relationships and Related Transactions And Director
          Independence.....................................................   14

Item 8. Description of Securities..........................................   14

PART II

Item 1. Market Price of and Dividends on the Company's Common Equity
          and Related Stockholder Matters..................................   15

Item 2. Legal Proceedings..................................................   17

Item 3. Changes in and Disagreements with Accountants......................   17

Item 4. Recent Sale of Unregistered Securities.............................   17

Item 5. Indemnification of Directors and Officers..........................   17

PART F/S

PART III

Item 1. Index to Exhibits..................................................   18

Item 2. Description of Exhibits............................................

FORWARD-LOOKING STATEMENTS

       Some of the statements contained in this registration statement on Form 10-SB/12g of Diversified Opportunities, Inc. (hereinafter the "Company", "We" or "Diversified Opportunities") discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this registration statement, forward-looking statements are generally identified by the words such as "anticipate", "plan", "believe", "expect", "estimate", and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and is derived using numerous assumptions. A reader whether investing in the Company's securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Important factors that may cause actual results to differ from projections include, for example:

- the success or failure of management's efforts to implement the Company's plan of operation;
-      the ability of the Company to fund its operating expenses;
- the ability of the Company to compete with other companies that have a similar plan of operation;
- the effect of changing economic conditions impacting our plan of operation;
- the ability of the Company to meet the other risks as may be described in future filings with the SEC.

Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. We believe the information contained in this Form 10-SB to be accurate as of the date hereof. Changes may occur after that date. We will not update that information except as required by law in the normal course of its public disclosure practices.

Additionally, the following discussion regarding our financial condition and results of operations should be read in conjunction with the financial statements and related notes.

PART I

ITEM 1.  DESCRIPTION OF BUSINESS

History
-------

       Diversified Opportunities, Inc., (the "Company" or "Diversified Opportunities"), was originally incorporated on June 5, 1986 in California as Lab, Inc. and later the same month, on June 24, 1986, changed its name to Software Professionals, Inc. At the time of formation the Company was authorized to issue 1,000,000 shares of no par value common stock.

       On October 16, 1992, the Company filed Amended Articles of Incorporation increasing its authorized common stock to 10,000,000 no par value shares and contemporaneously enacted a forward split of 25:1.

       On January 12, 1994, the Company filed Amended and Restated Articles of Incorporation creating a class of 1,000,000 shares of blank check preferred stock, no par value, and enacting a reverse split of 1:2.77778.

       On April 20, 1994, following the filing of a registration statement on Form S-1 the Company began quoting its stock on the NASDAQ National Market under the symbol "SFTW".

       During this time the Company was in the software solutions business. In particular, the Company developed, marketed, and supported software products designed to automate the management of computer systems for companies in banking, finance, telecommunications, information technology, and other major industries. The Company offered systems management and administration solutions for the UNIX and NT as well as the Tandem systems market. In October, 1997, the Company changed its business model to focus solely on UNIX/NT products and to market solely through third party distributors.

                                       1
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       On May 21, 1996 the Company filed a Certificate of Amendment to its
Amended and Restated Articles of Incorporation changing its name to Enlighten Software Solutions, Inc.

       On October 23, 1998, the Company's common stock began trading on the NASDAQ SmallCap Market.

       On January 23, 2001, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation increasing the authorized capital stock to 20,000,000 common shares, no par value and 1,000,000 preferred shares, no par value.

       In February 2001, the Company entered into a loan agreement with Maden Tech Consulting, Inc. or Maden Tech, a privately held Delaware corporation, through which we obtained a credit facility from Maden Tech. Under the loan agreement, Maden Tech agreed to provide us an initial advance of $100,000 and, in the sole discretion of Maden Tech, additional advances under a credit facility providing for total borrowings in the aggregate amount of up to $1,118,250. All amounts extended under the credit facility were secured by what at that time were our core products, technology and intellectual property and was evidenced by a convertible note repayable upon demand by Maden Tech after July 15, 2001. Interest was to be paid quarterly at a rate equal to the Federal short-term rate announced by the Internal Revenue Service, calculated monthly.

       To satisfy certain of the conditions precedent specified in the loan agreement, on March 6, 2001, we (1) expanded the size of our board of directors from four to seven members, (2) caused one of our incumbent directors to resign effective upon the receipt of the initial advance, and (3) appointed four individuals designated by Maden Tech to serve on our board of directors. In addition, Omar Maden, the sole stockholder, Chief Executive Officer and a director of Maden Tech, was appointed to serve as our Chief Executive Officer effective immediately following the initial advance.

       Subject to adjustment upon the occurrence of certain events, Maden Tech was entitled to convert amounts extended under the credit facility into shares of our common stock at a conversion price of $0.225 per share. In addition, we granted Maden Tech a warrant to purchase up to 2,000,000 shares of our common stock. Accordingly, by May, 2001 Maden Tech beneficially owned 4,222,222 shares of our common stock, representing 45.9% of the total shares of common stock outstanding at that time.

       By that time the Company was struggling financially, with revenues not supporting the cost of maintaining compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, rather than become delinquent in our filing obligations, in August 2001 the Company filed a Form 15 for the purpose of deregistering its securities.

       Ultimately, the business of the Company failed and on September 13, 2001, the Company filed a voluntary petition under Chapter 7, in the U.S. Bankruptcy Court, Northern District of California. On November 2, 2004, the Trustee filed its Report of Distribution and on January 4, 2005 a final decree was entered and the case was closed.

       As a result of the bankruptcy, Diversified Opportunities ceased all business operations and has not engaged in any operations since that time. In addition, on or about November 25, 2002 the California Secretary of State revoked Diversified Opportunities' corporate charter.

       Diversified Opportunities has not conducted any business operations since the end of 2001.

       On April 3, 2007, in its Court Order, the Superior Court of the State of California, County of Sacramento granted the application of Corporate Services International, Inc. to hold a shareholder's meeting for the purpose of electing a new board of directors. Mr. Michael Anthony is the sole officer, director and shareholder of Corporate Services International.

       In accordance with the Order and in furtherance of the purposes thereof, on May 31, 2007 Corporate Services International mailed, or caused to be mailed, a notice of meeting and proxy card to the shareholders of Diversified Opportunity setting a meeting which was held on July 2, 2007. The notice of meeting and proxy card requested that the shareholders vote on the appointment of Michael Anthony as sole Director.



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       Michael Anthony was voted as the sole director by majority of those shareholders that attended the meeting, either in person or by proxy. On July 2, 2007 Mr. Anthony was appointed President, Secretary and Treasurer of Diversified Opportunities. In addition, Diversified Opportunities hired Corporate Services International for the purpose of assisting the Company in its efforts to salvage value for the benefit of its shareholders, including assisting in the preparation of this Registration Statement. Corporate Services International has also agreed to advise Diversified Opportunities as to potential business combinations. The agreement between Diversified Opportunities and Corporate Services International has not been reduced to writing.

       As of March 12, 2008, Diversified Opportunities is not in negotiations with, nor does it have any agreements with any potential merger candidate.

       On or near October 1, 2007, Corporate Services International Profit Sharing Plan agreed to contribute $30,000 as paid in capital to Diversified Opportunities, the entire amount of which was paid to Diversified Opportunities on January 10, 2008. Diversified Opportunities has used and shall continue to use these funds to pay the costs and expenses necessary to revive the Company's business and implement the Company's business plan. Such expenses include, without limitation, fees to redomicile the Company to the state of Delaware; payment of all past due franchise taxes; settling all past due accounts with the Company's transfer agent; calling and holding a shareholder's meeting; accounting and legal fees; and costs associated with preparing and filing this Registration Statement, etc.

       On or near July 10, 2007, Mr. Anthony filed the requisite documents the State of California for the purposes of reinstating the corporate charter. However, it was soon learned that the Company name "Enlighten Software Solutions, Inc." was no longer available, and accordingly on August 2, 2007 a Certificate of Amendment to the Articles of Incorporation were filed changing the name of the Company to Enlighten Softwear Solutions, Inc. The only difference in the name being the spelling of SOFTWARE.

       In consideration for the capital contribution, on or near October 9, 2007 Diversified Opportunities issued to Corporate Services International Profit Sharing Plan 225,000,000 shares of its common stock (pre split, 9,000,000 post split) representing approximately 97.835% of its common stock outstanding on that date.

       Corporate Services International Profit Sharing Plan is an entity, for which Michael Anthony is beneficiary. Corporate Services International, Inc. is a private services corporation for which Michael Anthony is the sole shareholder, officer and director.

       Moreover, from April, 2007 through January, 2008 Corporate Services International lent Diversified Opportunities $5,371 which funds were used to pay ongoing administrative expenses, including the costs associated with calling and holding the shareholders' meeting.

       On June 20, 2007, Enlighten Software Solutions, Inc. was incorporated in Delaware for the purpose of merging with Enlighten Softwear Solutions, Inc. a California Corporation so as to effect a redomicile to Delaware. The Delaware Corporation was authorized to issue 250,000,000 shares of $.001 par value common stock and 2,000,000 shares of $.001 par value preferred stock. On July 30, 2007 both Enlighten Softwear Solutions the California corporation and Enlighten Software Solutions the Delaware corporation signed and filed Articles of Merger, with the respective states, pursuant to which the California Corporation's shareholders received one share of new (Delaware) common stock for every one share of old (California) common stock they owned. All outstanding shares of the California Corporation's common stock were effectively purchased by the new Delaware Corporation, effectively merging the California Corporation into the Delaware Corporation, and making the Delaware Corporation the surviving entity.

       On October 1, 2007, the Board of Directors adopted Amended and Restated By-laws of Enlighten Software Solutions (now Diversified Opportunities).

       On January 14, 2008, the Company changed its name to Diversified Opportunities, Inc. The name is not meant to be indicative of the Company's business plan or purpose. As more fully described herein under the heading "Current Business Plan", Diversified Opportunities' current business plan is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation.

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       On February 11, 2008 Diversified Opportunities enacted a reverse split of its common stock on a 1:25 basis and concurrently increased its authorized capital stock to 310,000,000 shares comprised of 300,000,000 shares of common stock, $.001 par value and 10,000,000 shares of blank check preferred stock, $.001 par value. The Shareholders of Diversified Opportunities approved the amendment to the Articles of Incorporation to effectuate the name change, reverse split, and increase in authorized capital stock, by consent.

Current Business Plan
---------------------

       Diversified Opportunities is a shell company in that it has no or nominal operations and either no or nominal assets. At this time, Diversified Opportunities' purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

       Diversified Opportunities' common stock has been subject to quotation on the pink sheets. There is not currently an active trading market in the Company's shares nor do we believe that any active trading market has existed for the last 2 years. There can be no assurance that there will be an active trading market for our securities following the effective date of this Registration Statement. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

       Management has substantial flexibility in identifying and selecting a prospective new business opportunity. Diversified Opportunities would not be obligated nor does management intend to seek pre-approval by our shareholders.

       Diversified Opportunities may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. Diversified Opportunities may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

       Diversified Opportunities intends to promote itself privately. The Company has not yet begun such promotional activities. The Company anticipates that the selection of a business opportunity in which to participate will be complex and risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders, and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

       Diversified Opportunities has, and will continue to have, little or no capital with which to provide the owners of business opportunities with any significant cash or other assets. On December 31, 2007 Diversified Opportunities had a cash balance of $0 and on March 12, 2008 the cash balance was $26,491.50. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8K's, 10K's or 10KSB's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the `34 Act. Nevertheless, the officer and director of Diversified Opportunities has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

       The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company with such outside assistance as he may deem appropriate. Management intends to concentrate on identifying preliminary prospective business opportunities, which may be brought to its attention through present associations of the Company's officer and director. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management of Diversified Opportunities expects to meet personally with management and key personnel of the business opportunity as part of the investigation. To the extent possible, the Company intends to utilize written reports and investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements are not available.

       The foregoing criteria are not intended to be exhaustive and there may be other criteria that management may deem relevant. In connection with an evaluation of a prospective or potential business opportunity, management may be expected to conduct a due diligence review.

       The Officer of Diversified Opportunities has some, but not extensive experience in managing companies similar to the Company and shall mainly rely upon his own efforts, in accomplishing the business purposes of the Company. The Company may from time to time utilize outside consultants or advisors to effectuate its business purposes described herein. No policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash.

       The Company will not restrict its search for any specific kind of business, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, Diversified Opportunities does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

       The time and costs required to pursue new business opportunities, which includes due diligence investigations, negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws, can not be ascertained with any degree of certainty.

       Management intends to devote such time as it deems necessary to carry out the Company's affairs. The exact length of time required for the pursuit of any new potential business opportunities is uncertain. No assurance can be made that we will be successful in our efforts. We cannot project the amount of time that our management will actually devote to our plan of operation.

       Diversified Opportunities intends to conduct its activities so as to avoid being classified as an "Investment Company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

Diversified Opportunities is a Blank Check Company
--------------------------------------------------

       At present, Diversified Opportunities is a development stage company with no revenues and has no specific business plan or purpose. Diversified Opportunities' business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, Diversified Opportunities is a blank check company and any offerings of our securities would need to comply with Rule 419 under the Act. Diversified Opportunities has no current plans to engage in any such offerings.

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Diversified Opportunities' Common Stock is a Penny Stock
--------------------------------------------------------

       Diversified Opportunities' common stock is a "penny stock," as defined in Rule 3a51-1 under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of Diversified Opportunities is subject to the penny stock rules, it may be more difficult to sell our common stock.

Acquisition of Opportunities
----------------------------

       Management owns 9,000,000 post reverse shares or 97.835% of the total issued and outstanding shares of Diversified Opportunities. As a result, management will have substantial flexibility in identifying and selecting a prospective new business opportunity. In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

       It is anticipated that any securities issued in any such reorganization would be issued in reliance upon an exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition.

       As part of Diversified Opportunities' investigation, the officer and director of the Company may personally meet with management and key personnel, may visit and inspect material facilities, obtain analysis and verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

       With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of the Company which the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then shareholders.

       Diversified Opportunities will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

       Diversified Opportunities does not intend to provide its security holders with any complete disclosure documents, including audited financial statements, concerning an acquisition or merger candidate and its business prior to the consummation of any acquisition or merger transaction.

Conflicts of Interest
---------------------

       Our management is not required to commit his full time to our affairs. As a result, pursuing new business opportunities may require a greater period of time than if he would devote his full time to our affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of Diversified Opportunities. Moreover, management is currently an officer and director of Apogee Robotics, Inc. and Aim Smart Corporation, companies substantially similar to Diversified Opportunities. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a Delaware corporation are required to present certain business opportunities to a corporation for which they serve as an officer of director. In the event that our management has multiple business affiliations, he may have similar legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what he believes will be in the best interests of the shareholders of Diversified Opportunities and other respective public companies. Diversified Opportunities shall not enter into a transaction with a target business that is affiliated with management.

Competition
-----------

       Diversified Opportunities will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of Diversified Opportunities' combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors

Employees
---------

       Diversified Opportunities currently has no employees. The business of the Company will be managed by its sole officer and director and such officers or directors which may join the Company in the future, and who may become employees of the Company. The Company does not anticipate a need to engage any fulltime employees at this time.

RISK FACTORS

FORWARD-LOOKING STATEMENTS

       This registration statement on Form 10-SB contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as "expects", "anticipates", "targets", "goals", "projects", "intends", "plans", "believes", "seeks", "estimates", variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

DEPENDENCE ON KEY PERSONNEL

       Diversified Opportunities is dependent upon the continued services of its sole officer and director, Michael Anthony. To the extent that his services become unavailable, Diversified Opportunities will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms.

LIMITED RESOURCES; NO PRESENT SOURCE OF REVENUES.

       At present, our business activities are limited to seeking potential business opportunities. Due to our limited financial and personnel resources, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives. We have only limited resources and have no operating income, revenues or cash flow from operations. Our management is providing us with funding, on an as needed basis, necessary for us to continue our corporate existence and our business objective to seek new business opportunities, as well as funding the costs, including professional accounting fees, of registering our securities under the Exchange Act and continuing to be a reporting company under the Exchange Act. We have no written agreement with our management to provide any interim financing for any period. In addition, we will not generate any revenues unless and until we enter into a new business, of which there can be no assurance. As of December 31, 2007 we had no cash, however as of March 12, 2008 we had cash of $26,491.50.

BROAD DISCRETION OF MANAGEMENT

       Any person who invests in our securities will do so without an opportunity to evaluate the specific merits or risks of any potential new prospective business in which we may engage. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business. There can be no assurance that determinations made by our management will permit us to achieve our business objectives.

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO PROSPECTIVE BUSINESS

       As of the date of this registration statement, we have not yet identified any prospective business or industry in which we may seek to become involved and at present we have no information concerning any prospective business. There can be no assurance that any prospective business opportunity will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

THERE IS NO ACTIVE MARKET FOR OUR COMMON STOCK AND NONE MAY DEVELOP OR BE SUSTAINED

       There is currently no active trading market in our shares. There can be no assurance that there will be an active trading market for our securities following commencement of a new business. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

UNSPECIFIED INDUSTRY FOR NEW PROSPECTIVE BUSINESS OPPORTUNITIES; UNASCERTAINABLE RISKS

       There is no basis for shareholders to evaluate the possible merits or risks of potential new business opportunities or the particular industry in which we may ultimately operate. To the extent that we effect a business combination with a financially unstable entity or an entity that is in its early stage of development or growth, including entities without established records of revenues or income, we will become subject to numerous risks inherent in the business and operations of that financially unstable company. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high degree of risk, we will become subject to the currently unascertainable risks of that industry. A high level of risk frequently characterizes certain industries that experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular new prospective business or industry, there can be no assurance that we will properly ascertain or assess all such risks or that subsequent events may not alter the risks that we perceive at the time of the consummation of any new business opportunity.

CONFLICTS OF INTEREST

       Our management is not required to commit his full time to our affairs. There may be a conflict of interest in allocating his time in the event that management engages in similar business efforts for other entities. Our management will devote such time, in his sole discretion, to conduct our business, including the evaluation of potential new business opportunities. As a result, the amount of time devoted to our business and affairs may vary significantly depending upon whether we have identified a new prospective business opportunity or are engaged in active negotiations related to a new business. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization and the laws of jurisdictions. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what they believe will be in the best interests of the shareholders of Diversified Opportunities and other respective public companies. Diversified Opportunities shall not enter into a transaction with a target business that is affiliated with management.

COMPETITION

       Diversified Opportunities expects to encounter intense competition from other entities seeking to pursue new business opportunities. Many of these entities are well-established and have extensive experience in identifying new prospective business opportunities. Many of these competitors possess greater financial, technical, human and other resources than we do and there can be no assurance that we will have the ability to compete successfully. Based upon our limited financial and personnel resources, we may lack the resources as compared to those of many of our potential competitors.

ADDITIONAL FINANCING REQUIREMENTS

       Diversified Opportunities has no revenues and is dependent upon the willingness of management and management controlled entities to fund the costs associated with the reporting obligations under the Exchange Act, and other administrative costs associated with our corporate existence. As of December 31, 2007, Diversified Opportunities has incurred approximately $33,050 for general and administrative expenses, including accounting fees, reinstatement fees, and other professional fees related to the preparation and filing of this registration statement under the Exchange Act. In addition, as of December 31, 2007 Diversified Opportunities has current liabilities of $22,317 and has incurred additional expenses since that date. We may not generate any revenues unless and until the commencement of new business operations. We believe that management will continue to provide sufficient funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations. Through the date of this Registration Statement management related parties have made a capital investment of $30,000 into the Company and have loaned the Company an additional $5,371 for ongoing expenses. In the event that our available funds from our management and affiliates prove to be insufficient, we will be required to seek additional financing. Our failure to secure additional financing could have a material adverse affect on our ability to pay the accounting and other fees in order to continue to fulfill our reporting obligations and pursue our business plan. We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement would be available on terms acceptable and in our best interests. We do not have any written agreement with our affiliates to provide funds for our operating expenses.

STATE BLUE SKY REGISTRATION; POTENTIAL LIMITATIONS ON RESALE OF THE SECURITIES

       The holders of our shares of common stock and those persons who desire to purchase our stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for Diversified Opportunities' securities to be a limited one.

         It is the present intention of Diversified Opportunities' management, after the commencement of new business operations, to seek coverage and publication of information regarding our Company in an accepted publication manual which permits a manual exemption. The manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer's officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

       Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

DIVIDENDS UNLIKELY

       We do not expect to pay dividends for the foreseeable future because we have no revenues. The payment of dividends will be contingent upon our future revenues and earnings, if any, capital requirements and overall financial condition. The payment of any future dividends will be within the discretion of our board of directors. It is our expectation that after the commencement of new business operations that future management will determine to retain any earnings for use in business operations and accordingly, we do not anticipate declaring any dividends in the foreseeable future.

POSSIBLE ISSUANCE OF ADDITIONAL SECURITIES

       Our Articles of Incorporation, as amended, authorize the issuance of 300,000,000 shares of common stock, par value $0.001. As of March 12, 2008, we have 9,199,192 shares issued and outstanding. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock in connection with our intent to pursue new business opportunities, a change in control of our Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

COMPLIANCE WITH PENNY STOCK RULES

       Our securities will be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will be less than $5.00. Unless our common stock is otherwise excluded from the definition of "penny stock", the penny stock rules apply. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements could limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

GENERAL ECONOMIC RISKS

       Diversified Opportunities' current and future business plans are dependent, in large part, on the state of the general economy. Adverse changes in economic conditions may adversely affect our plan of operation.

ITEM 2.MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

       The following presentation of management's discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the Company's consolidated financial statements, the accompanying notes thereto and other financial information appearing elsewhere in this report. This section and other parts of this report contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements.

OVERVIEW

       Our current activities are related to seeking new business opportunities. We will use our limited personnel and financial resources in connection with such activities. It may be expected that pursuing a new business opportunity will involve the issuance of restricted shares of common stock. At December 31, 2007, we had $0 of cash assets, however as of March 12, 2008, we had $26,491.50 cash assets. At December 31, 2007 the Company had current liabilities of $22,317.

       We have had no revenues in either the year end December 31, 2007 or 2006. Our operating expenses for the year end December 31, 2006 were $1,268 and for the year end December 31, 2007 were $33,050, comprised of general and administrative expenses. Accordingly, we had a net loss of $1,268 and a net loss per share of $Nil for the year end December 31, 2006 and a net loss of $33,050 and a net loss per share of $.01 for the year end December 31, 2007.

CONTINUING OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

       On January 7, 2008, we received $30,000 through the sale of a total of 9,000,000 post split restricted shares to Corporate Services International Profit Sharing Plan an entity owned and controlled by our officer and director, Michael Anthony. In addition to the $30,000 capital investment, Corporate Services International, another entity owned and controlled by Mr. Anthony, has loaned the Company a total of $5,371 as of the date of this Registration Statement. While we are dependent upon interim funding provided by management to pay professional fees and expenses, we have no written finance agreement with management to provide any continued funding. As of December 31, 2007 the Company had current liabilities of $22,317. Although we believe management will continue to fund the Company on an as needed basis, we do not have a written agreement requiring such funding. In addition, future management funding, will more than likely be in the form of loans, for which the Company will be liable to pay back.

       Through the date of this Registration Statement management related parties have made a capital investment of $30,000 into the Company and have loaned the Company an additional $5,371 for ongoing expenses.

       The Board of Directors of the Company has determined that the best course of action for the Company is to complete a business combination with an existing business. The Company has limited liquidity or capital resources. As of December 31, 2007, the Company had a cash balance of $0, however as of March 12, 2008, the Company has a cash balance of $26,491.50. In the event that the Company cannot complete a merger or acquisition and cannot obtain capital needs for ongoing expenses, including expenses related to maintaining compliance with the Securities laws and filing requirements of the Securities Exchange Act of 1934, the Company could be forced to cease operations.

       The principal stockholder provided, without cost to the Company, his services, valued at $1,800 per month for July through December, which totaled $10,800 for the six-month period ended December 31, 2007. The principal stockholder also provided, without cost to the Company, office space valued at $200 per month, which totaled $1,200 for the six-month period ended December 31, 2007. The total of these expenses was $12,000 and was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital.

       Diversified Opportunities currently plans to satisfy its cash requirements for the next 12 months though it's current cash and by borrowing from its officer and director or companies affiliated with its officer and director and believes it can satisfy its cash requirements so long as it is able to obtain financing from these affiliated entities. Diversified Opportunities currently expects that money borrowed will be used during the next 12 months to satisfy the Company's operating costs, professional fees and for general corporate purposes. The Company may explore alternative financing sources, although it currently has not done so.

       Diversified Opportunities will use its limited personnel and financial resources in connection with seeking new business opportunities, including seeking an acquisition or merger with an operating company. It may be expected that entering into a new business opportunity or business combination will involve the issuance of a substantial number of restricted shares of common stock. If such additional restricted shares of common stock are issued, the shareholders will experience a dilution in their ownership interest in the Company. If a substantial number of restricted shares are issued in connection with a business combination, a change in control may be expected to occur.

       In connection with the plan to seek new business opportunities and/or effecting a business combination, the Company may determine to seek to raise funds from the sale of restricted stock or debt securities. The Company has no agreements to issue any debt or equity securities and cannot predict whether equity or debt financing will become available at acceptable terms, if at all.

       There are no limitations in the certificate of incorporation on the Company's ability to borrow funds or raise funds through the issuance of restricted common stock to effect a business combination. The Company's limited resources and lack of recent operating history may make it difficult to borrow funds or raise capital. Such inability to borrow funds or raise funds through the issuance of restricted common stock required to effect or facilitate a business combination may have a material adverse effect on the Company's financial condition and future prospects, including the ability to complete a business combination. To the extent that debt financing ultimately proves to be available, any borrowing will subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, including debt of an acquired business.

       The Company currently has no plans to conduct any research and development or to purchase or sell any significant equipment. The Company does not expect to hire any employees during the next 12 months.

OFF BALANCE SHEET ARRANGEMENTS

       None.

ITEM 3.  DESCRIPTION OF PROPERTY

       Diversified Opportunities shares office space with its officer and director at 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401. The Company does not have a lease and the Company pays no rent for the leased space. The Company does not own any properties nor does it lease any other properties. The Company does not believe it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations as described herein.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth, as of March 12, 2008 the number and percentage of outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each current director of the Company, (ii) each current executive officer of the Company,
(iii) all current directors and executive officers of the Company as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company's outstanding common stock. Except as otherwise indicated, the persons named in the table below have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws (where applicable).

Owner                         Common Shares       Percentage(1)
---------------------------------------------------------------
Michael Anthony(2)               9,000,040            97.835%
----------------------------------------------------------------
Officers and directors as        9,000,040            97.835%
a group (1 persons)
----------------------------------------------------------------

(1) Based on 9,199,192 shares of common stock outstanding as of March 12, 2008, and taking into effect the 1:25 reverse split effectuated on February 11, 2008.

(2) Held by Corporate Services International Profit Sharing, a private services corporation of which Mr. Anthony is the sole beneficiary.

       There are no arrangements which may result in a change in control of Diversified Opportunities.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

       The following table sets forth the name, age and position held with respect to our present directors and executive officers:

NAME               AGE      POSITION                       EXECUTIVE OFFICER
                                                           AND DIRECTOR SINCE

Michael Anthony    42       Chief Executive Officer,       July 2, 2007
                            President, Secretary,
                            Treasurer, Director

       Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified. Officers are not elected for a fixed term of office but hold office until their successors have been elected.

       Mr. Anthony, age 42, has been an officer and director of the Company since July 2, 2007. Mr. Anthony is the sole officer and director of Corporate Services International, Inc. a personal use business consulting company.

       In addition, since November 2004, Mr. Anthony has been President and CEO of Union Equity, Inc. and its wholly owned subsidiary Home Sales 24/7, Inc. Union Equity, Inc. is an Internet based real estate marketing firm.

       On or about July 15, 2005 Mr. Anthony became an officer and director of Ubrandit.com, Inc. a reporting blank check company and resigned his position on October 31, 2006. On or about July 30, 2006 Mr. Anthony became an officer and director of Standard Commerce, Inc. a reporting blank check company and resigned his position effective August 24, 2007. On or about March 15, 2007, Mr. Anthony became an officer and director Apogee Robotics, Inc. a reporting blank check company. On or about May 25, 2007, Mr. Anthony became an officer and director or Aim Smart Corporation, a reporting blank check company.

ITEM 6. EXECUTIVE COMPENSATION

       No executive compensation was paid during the fiscal period ended December 31, 2007 or 2006 by Diversified Opportunities. Diversified Opportunities has no employment agreement with any of its officers and directors.

       The following tables show, as to the named executive officers, certain information concerning stock options:

                                               SUMMARY COMPENSATION TABLE

                                                                        Nonqualified
Name and                                                Non-Equity      Deferred
principal                            Stock     Option   Incentive Plan  Compensation    All Other
position     Year   Salary   Bonus   Awards    Awards   Compensation    Earnings        Compensation    Total
--------------------------------------------------------------------------------------------------------------
Michael                      0       0         0        0               0               0               0
Anthony,     2007
Pres. and    and
Chairman     2006    0

                                        OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

                                 OPTION AWARDS                                              STOCK AWARDS
                 ------------------------------------------------   ---------------------------------------------------------------
                                                                                                                      Equity
                                                                                                                      Incentive
                                                                                                                      Plan
                                                                                                                      Awards:
                                             Equity                                                    Equity         Market or
                                             Incentive                                                 Incentive      Payout
                                             Plan                                                      Plan Awards:   Value of
                                             Awards:                                       Market      Number of      Unearned
                 Number of    Number of      Number of                         Number of   Value of    Unearned       Shares,
                 Securities   Securities     Securities                        Shares or   Shares or   Shares, Units  Units or
                 Underlying   Underlying     Underlying                        Units of    Units of    or Other       Other
                 Unexercised  Unexercised    Unexercise  Option                Stock That  Stock That  Rights That    Rights
                 Options      Options        Unearned    Exercise  Option      Have Not    Have Not    Have Not       That Have
                 (#)          (#)            Options     Price     Expiration  Vested      Vested      Vested         Not Vested
Name             Exercisable  Unexercisable  (#)         ($)       Date        (#)         ($)         (#)            (#)
----------------------------------------------------------------------------------------------------------------------------------
Michael Anthony  0            0              0           0         0           0           0           0              0

COMPENSATION OF DIRECTORS

       Diversified Opportunities' directors are not compensated for their services as directors of the Company.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

       During the last three years, to the knowledge of the Company, there was no person who had or has a direct or indirect material interest in any transaction or proposed transaction to which the Company was or is a party. Transactions in this context relate to any transaction which exceeds $120,000 or one percent of the average of the Company's total assets at year end for the last three completed fiscal years.

       Laura Anthony, Esquire is corporate and securities counsel to the Company. Laura Anthony is Michael Anthony's wife and a non-voting minority member of Century Capital Partners, LLC. Ms. Anthony's total legal fees for period ending December 31, 2007 totaled $10,678.

       Diversified Opportunities does not have any outside directors.

ITEM 8. DESCRIPTION OF SECURITIES

General
-------

       The Company's authorized capital stock consists of 300,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred stock, $.001 par value. As of March 12, 2008 there were 9,199,192 shares of Common Stock issued and outstanding and no shares of Preferred Stock, $0.001 par value, issued and outstanding.

Common Stock
------------

       Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by shareholders, and a majority vote is required for all actions to be taken by shareholders. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company. The Common Stock has no preemptive rights, no cumulative voting rights and no redemption, sinking fund or conversion provisions.

Dividends
---------

       Holders of Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors out of funds legally available therefore, subject to any dividend restrictions imposed by the Company's creditors. No dividend or other distribution (including redemptions or repurchases of shares of capital stock) may be made if, after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the normal course of business, or the Company's total assets would be less than the minimum of its total liabilities.

Preferred Stock
---------------

       The Board of Directors of the Company is authorized (without any further action by the shareholders) to issue Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends, if any, on the Common Stock. In addition, holders of the Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to holders of Common Stock. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management. The Board of Directors of the Company, without shareholder approval, may issue Preferred Stock with dividend, liquidation, redemption, voting and conversion rights which could adversely affect the holders of Common Stock.

       At present, Diversified Opportunities has no intention to issue any preferred shares nor adopt any series, preferences or other classification of its preferred shares.

Options and Warrants
--------------------

       None

Transfer Agent
--------------

       The transfer agent for the Company's shares of common stock is Island Stock Transfer, 100 Second Avenue South, Suite 104N, St. Petersburg, Florida 33701.

PART II

ITEM 1. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

MARKET INFORMATION

       The Company's common stock is traded on the "Pink Sheets" under the symbol "DVOP". Such trading of our common stock is limited and sporadic. To the best knowledge of the Company, there has been no active trading activity for approximately the past two years.

       The table below sets forth the high and low bid quotations for the Company's Common Stock for each quarter of fiscal 2007 and fiscal 2006. The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Moreover, the following quotations are based on publically available historical charts.

Closing Bids
------------

                                            HIGH               LOW
                                            ----               ---
   2007
   ----

Quarter ended December 31, 2007             $15.00            $3.00
Quarter ended September 30, 2007            $11.00            $1.00
Quarter ended June 30, 2007                 $1.00             $1.00
Quarter ended March 31, 2007                $1.00             $3.00

   2006
   ----

Quarter ended December 31, 2006             $25.00            $1.00
Quarter ended September 30, 2006            $68.00            $0.00
Quarter ended June 30, 2006                 $0.15             $0.00
Quarter ended March 31, 2006                $0.00             $0.00


       At the time of filing of this registration statement on Form 10-SB/12g, there is no common stock that is subject to outstanding options or warrants to purchase or securities convertible into, common equity of the Company.

       It is the position of the Securities and Exchange Commission, in a No Action Letter to OTC Compliance at the NASD, dated January 21, 2000, that Rule 144 is not available for resale transactions involving securities sold by promoters and affiliates of a blank check company, and their transferees, and anyone else who has been issued securities from a blank check company, and that securities issued by a blank check company to promoters and affiliates, and their transferees, can only be resold through registration under the Act. Promoters and affiliates of a blank check company will be considered underwriters under the Securities Act when reselling the securities of a blank check company. At present, the Company is a development stage company with no revenues and has no specific business plan or purpose. The Company's business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a blank check company.

       At the time of filing of this registration statement on Form 10-SB/12g, there are approximately 29,295 shares of common stock that have been held in access of one year and could be sold pursuant to Rule 144(b) without restriction.

       The ability of individual shareholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state.

       Diversified Opportunities is not and is not proposing to publicly offer any securities at this time.

       From time-to-time the Company may grant options or warrants, or promise registration rights to certain shareholders. The Company has no control over the number of shares of its common stock that its shareholders sell. The price of the Company's stock may be adversely affected if large amounts are sold in a short period.

       The Company's shares most likely will be subject to the provisions of
Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

       The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), are subject to additional sales practice requirements.

       For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of shareholders to sell their shares.

       As of March 12, 2008, there were approximately 60 holders of record of our common stock. This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

Dividends
---------

       The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company's ability to pay dividends on its Common Stock other than those generally imposed by applicable state law.

Equity Compensation Plans
-------------------------

       We have no equity compensation plans.

ITEM 2. LEGAL PROCEEDINGS

       On September 13, 2001, the Company filed a voluntary petition under Chapter 7, in the U.S. Bankruptcy Court, Northern District of California. On November 2, 2004, the Trustee filed its Report of Distribution and on January 4, 2005 a final decree was entered and the case was closed.

       On April 3, 2007, in its Court Order, the Superior Court of the State of California, County of Sacramento granted the application of Corporate Services International, Inc. to hold a shareholder's meeting for the purpose of electing a new board of directors. Mr. Michael Anthony is the sole officer, director and shareholder of Corporate Services International.

       Diversified Opportunities' officers and directors are not aware of any threatened or pending litigation to which the Company is a party or which any of its property is the subject and which would have any material, adverse effect on the Company.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

       In its two most recent fiscal years or any later interim period, the Company has had no disagreements with its independent accountants.

ITEM 4. RECENT SALES OF UNREGISTERED SECURITIES

       The following is a list of unregistered securities sold by the Company within the last three years including the date sold, the title of the securities, the amount sold, the identity of the person who purchased the securities, the price or other consideration paid for the securities, and the section of the Securities Act of 1933 under which the sale was exempt from registration as well as the factual basis for claiming such exemption.

       Corporate Services International Profit Sharing Plan agreed to contribute $30,000 as paid in capital to Diversified Opportunities, the entire amount of which was paid to Diversified Opportunities on January 108, 2008. In consideration for the agreed upon capital contribution, on or near October 9, 2007 Diversified Opportunities issued to Corporate Services International Profit Sharing Plan 225,000,000 shares of its common stock (pre split, 9,000,000 post split) representing approximately 97.835% of its common stock outstanding on that date.

       The Company believes that the issuance and sale of the restricted shares was exempt from registration pursuant to Section 4(2) of the Act as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. An appropriate restrictive legend is affixed to the stock certificates issued in such transactions.

ITEM 5. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Diversified Opportunities Inc. is a Delaware corporation. Section 252 of the Delaware General Corporation Law (DGCL) provides that the articles of incorporation of a Delaware corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in
Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. The Company's articles of incorporation contain a provision eliminating the personal liability of directors to Standard Commerce or Standard Commerce shareholders for monetary damages to the fullest extent provided by the DGCL.

       Section 242 of the DGCL provides that a Delaware corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. The Company's articles of incorporation do not contain any such limitation.

       Section 242 of the DGCL provides that a Delaware corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

       Under 242 of the DGCL, unless otherwise provided in the articles of incorporation, a Delaware corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. The Company's articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of Diversified Opportunities to the full extent permitted by Delaware law.

       PART F/S

       The Company's audited financial statements for the fiscal years ended December 31, 2007 and 2006 are attached hereto as F-1 through F-



PART III

ITEM 1. INDEX TO EXHIBITS


Exhibit No.                Document
--------------------------------------------------------------------------------

3.1.1       Original Articles of Incorporation dated June 5, 1986

3.1.2       Amendment to Articles of Incorporation - June 24, 1986

3.1.3       Amendment to Articles of Incorporation - October 16, 1992

3.1.4       Amended and Restated Articles of Incorporation - January 12, 1994

3.1.5       Amendment to Articles of Incorporation - May 21, 1996

3.1.6       Amendment to Articles of Incorporation - January 23, 2001

3.1.7       Articles of Incorporation - Delaware - June 20, 2007

3.1.8       Amendment to California Articles of Incorporation - August 2, 2007

3.1.9       Agreement of Merger - July 30, 2007

3.1.10      Certificate of Merger - Delaware - July 30, 2007

3.1.11      Certificate of Merger - California - October 1, 2007

3.1.12      Amendment to Articles of Incorporation - January 14, 2008

3.2         Amended and Restated By-Laws

23.1        Consent of Michael Cronin, CPA

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                  Diversified Opportunities, Inc.

                  /s/ Michael Anthony
                  ------------------------------------
                  Name: Michael Anthony
                  Title: President/CEO and Director
                  March 12, 2008

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                                MICHAEL F. CRONIN
                           CERTIFIED PUBLIC ACCOUNTANT
                                ORLANDO, FL 32708



Board of Directors and Shareholders
Diversified Opportunities, Inc. (f/k/a Enlighten Software Solutions, Inc.) West Palm Beach, Florida


I have audited the accompanying balance sheets of Diversified Opportunities, Inc. (f/k/a Enlighten Software Solutions, Inc.) as of December 31, 2007 and 2006 and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. The financial statements are the responsibility of the directors. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (UNITED STATES). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diversified Opportunities, Inc. (f/k/a Enlighten Software Solutions, Inc.) as of December 31, 2007 and 2006 and the results of its operations, its cash flows and changes in stockholders' deficiency for the years then ended in conformity with accounting principles generally accepted in the United States.


March 10, 2008


/s/ Michael F. Cronin
-------------------------------

Michael F. Cronin
Certified Public Accountant

      Diversified Opportunities, Inc. (f/k/a Enlighten Software Solutions, Inc.)
                                    Balance Sheet
                                 (Successor Company)
                                                                     December 31,
------------------------------------------------------------------------------------
                                                                  2007        2006
------------------------------------------------------------------------------------

                                  ASSETS                          2007        2006
Current assets
Cash                                                             $      0    $      0
Prepaid expenses                                                        0           0
                                                                 --------    --------
  Total current assets                                                  0           0

-------------------------------------------------------------------------------------
     Total Assets                                                $      0    $      0
-------------------------------------------------------------------------------------

                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable-trade                                           $  6,268    $      0
Accrued expenses                                                        0           0
Due to related parties                                             16,049       1,268
Current portion of long term debt                                       0           0
                                                                --------    --------
     Total current liabilities                                     22,317       1,268

Stockholders' Deficiency:
Common stock-300,000,000 authorized $0.001 par value
  9,199,192 issuable or issued & outstanding (199,192 in 2006)      9,199         199
Additional paid-in capital                                         33,000           0
Common stock subscriptions receivable                             (30,000)          0
Accumulated Deficit                                               (34,516)     (1,467)
                                                                --------    --------
     Total Stockholders' Deficiency                               (22,317)     (1,268)

-------------------------------------------------------------------------------------
Total Liabilities & Stockholders' Deficiency                     ($     0)   $      0
-------------------------------------------------------------------------------------

See Summary of Significant Accounting Policies and Notes to Financial Statements.




                                         F-2


     Diversified Opportunities, Inc. (f/k/a Enlighten Software Solutions, Inc.)
                              Statement of Operations
                                (Successor Company)
                              Years Ended December 31,

                                                           2007            2006
                                                        -----------    -----------


Revenue                                                 $         0    $         0

Costs & Expenses:
  General & administrative                                   33,050          1,268
  Interest                                                        0              0
                                                        -----------    -----------
  Total Costs & Expenses                                     33,050          1,268

Loss from continuing operations before income taxes,
extraordinary gain and discontinued operations              (33,050)        (1,268)

Income taxes                                                      0              0

-----------------------------------------------------------------------------------
Net Loss                                                ($   33,050)   ($    1,268)
-----------------------------------------------------------------------------------

Basic and diluted per share amounts:
Continuing operations                                   ($     0.01)             0
-----------------------------------------------------------------------------------
Basic and diluted net loss                              ($     0.01)             0
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
Weighted average shares outstanding (basic & diluted)     2,245,768        199,192
-----------------------------------------------------------------------------------



See Summary of Significant Accounting Policies and Notes to Financial Statements.


                                        F-3


       Diversified Opportunities, Inc. (f/k/a Enlighten Software Solutions, Inc.)
                                 Statement of Cash Flows
                                   (Successor Company)
                                 Year Ended December 31,

                                                             --------------------------
                                                                2007           2006
                                                             -----------    -----------

Cash flows from operating activities:
Net Loss                                                     ($   33,050)   ($    1,268)
Adjustments required to reconcile net loss
  to cash used in operating activities:
Fair value of services provided by related parties                22,678
Expenses paid by related parties                                   4,103          1,268
Increase (decrease) in accounts payable & accrued expenses         6,268              0
----------------------------------------------------------------------------------------
 Cash used by operating activities:                                   (0)             0
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
  Cash used in investing activities                                    0              0
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
  Cash generated by financing activities                               0              0
----------------------------------------------------------------------------------------

Change in cash                                                        (0)             0
Cash-beginning of period                                               0              0
----------------------------------------------------------------------------------------
Cash-end of period                                           ($        0)   $         0
----------------------------------------------------------------------------------------



See Summary of Significant Accounting Policies and Notes to Financial Statements.






                                          F-4

                        Diversified Opportunities, Inc. (f/k/a Enlighten Software Solutions, Inc.)
                                           Statement of Stockholders' Deficiency
                                                    (Successor Company)

                                                                      Common Stock
                                             ----------------------------------------------------------------------------
                                                                        Additional
                                                           Common        paid-in       Subscriptions          Deficit
                                             Shares         Stock        capital         Receivable          Accumulated
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2005-
  (restated to reflect 1:25
  reverse stock split effective
  February 11, 2008)                         199,192         199             0                 0               (199)
-------------------------------------------------------------------------------------------------------------------------
Net Loss                                                                                                     (1,267)
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2006                 199,192         199            $0                $0            ($1,466)
-------------------------------------------------------------------------------------------------------------------------
Stock issued for cash                      9,000,000       9,000        21,000          (30,000)
Fair value of services provided by
  related party                                                         12,000
Net Loss                                                                                                    (33,050)
-------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2007               9,199,192       9,199       $33,000         ($30,000)           ($34,516)
-------------------------------------------------------------------------------------------------------------------------


See Summary of Significant Accounting Policies and Notes to Financial Statements.



                                                           F-5

                         DIVERSIFIED OPPORTUNITIES, INC.
                   (F/K/A ENLIGHTEN SOFTWARE SOLUTIONS, INC.)
                                 BACKGROUND AND
                         SIGNIFICANT ACCOUNTING POLICIES
                                December 31, 2007

THE COMPANY


ORGANIZATIONAL BACKGROUND: Diversified Opportunities, Inc., (the "Company"), was originally formed in California In June 1986 and ceased all operations in 2001. The Company changed its name from Enlighten Software Solutions, Inc in 2007.

BANKRUPTCY PROCEEDINGS: On September 13, 2001 the Company filed voluntary Chapter 7 petitions under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California, San Francisco Division (case no. 01-32337). As a result of the filing, all of our properties were transferred to a United States Trustee and we terminated all of our business operations. The Bankruptcy Trustee has disposed of all of the assets. On January 4, 2005 the Chapter 7 bankruptcy was closed.

CALIFORNIA SUPERIOR COURT COUNTY OF SACRAMENTO PROCEEDINGS: On April 3, 2007, the Superior Court approved an Order requiring a shareholder meeting be held within 60 days. The court ordered meeting was held July 2, 2007.

BASIS OF PRESENTATION: We adopted "fresh-start" accounting as of September 14, 2001 in accordance with procedures specified by AICPA Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code. The results of the discontinued component have been reclassified from continuing operations to discontinued operations. The reclassification had no impact as the company had no sales or operating expenses from discontinued operations for the period ended December 31, 2007 or 2006.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

CASH AND CASH EQUIVALENTS: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

PROPERTY AND EQUIPMENT New property and equipment are recorded at cost. Property and equipment included in the bankruptcy proceedings and transferred to the Trustee had been valued at liquidation value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

VALUATION OF LONG-LIVED ASSETS: We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

STOCK BASED COMPENSATION: Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123R, ACCOUNTING FOR STOCK-BASED COMPENSATION, and EITF Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES.

On January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 123R, "Share-Based Payment" ("SFAS 123(R)"), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements. Prior to January 1, 2006, we accounted for our stock-based compensation plans under the recognition and measurement principles of Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations, and would typically recognize no compensation expense for stock option grants if options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

We adopted SFAS 123(R) using the "modified prospective" method, which results in no restatement of prior period amounts. Under this method, the provisions of SFAS 123(R) apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting therefore no charge is required for the years ended December 31, 2007 or 2006. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, SFAS 123(R) required a modification to the Company's calculation of the dilutive effect of stock option awards on earnings per share. For companies that adopt SFAS 123(R) using the "modified prospective" method, disclosure of pro forma information for periods prior to adoption must continue to be made.

ACCOUNTING FOR OBLIGATIONS AND INSTRUMENTS POTENTIALLY TO BE SETTLED IN THE COMPANY'S OWN STOCK: We account for obligations and instruments potentially to be settled in the Company's stock in accordance with EITF Issue No. 00-19, ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN A COMPANY'S OWN STOCK. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's own stock.

FAIR VALUE OF FINANCIAL INSTRUMENTS: Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31 2007. The respective carrying value of certain on-balance sheet financial instruments approximated their fair values.

These financial instruments include cash and cash equivalents, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

EARNINGS PER COMMON SHARE: Basic net loss per share is computed using the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed using the weighted average number of common and dilutive equivalent shares outstanding during the period. Dilutive common equivalent shares consist of options to purchase common stock (only if those options are exercisable and at prices below the average share price for the period) and shares issueable upon the conversion of our Preferred Stock. Due to the net losses reported, dilutive common equivalent shares were excluded from the computation of diluted loss per share, as inclusion would be anti-dilutive for the periods presented. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to our reverse split. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred January 1, 2006.

There were no common equivalent shares required to be added to the basic weighted average shares outstanding to arrive at diluted weighted average shares outstanding in 2007 or 2006.

INCOME TAXES: We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with SFAS No. 109, "ACCOUNTING FOR INCOME TAXES," or SFAS 109. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109") which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.


RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS (SFAS
157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors' requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the effect that the adoption of SFAS 157 will have on our results of operations and financial condition and are not yet in a position to determine such effects.

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS ("SAB 108"). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company's consolidated financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending December 31, 2006. We are currently evaluating the effect that the adoption of SAB 108 will have on our results of operations and financial.

In June 2006, the FASB issued FASB Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT 109 ("FIN 48"), which clarifies the accounting for uncertain tax positions. This Interpretation allows the tax effects from an uncertain tax position to be recognized in the Company's financial statements if the position is more likely than not to be sustained upon audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN 48 to have a material impact on our financial statements.

                         DIVERSIFIED OPPORTUNITIES, INC.
                   (F/K/A ENLIGHTEN SOFTWARE SOLUTIONS, INC.)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2007



1. "FRESH START" ACCOUNTING:

On September 13, 2001 all of the Company's assets were transferred to the chapter 7 trustee in settlement of all outstanding corporate obligations. We adopted "fresh-start" accounting as of September 14, 2001 in accordance with procedures specified by AICPA Statement of Position ("SOP") No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code."

All results for periods subsequent to September 13, 2001 are referred to as those of the "Successor Company". The successor company had no transactions between September 13, 2001 and the end of the reporting period, December 31, 2001 and was inactive in years 2002-2006.

In accordance with SOP No. 90-7, the reorganized value of the Company was allocated to the Company's assets based on procedures specified by SFAS No. 141, "Business Combinations". Each liability existing at the plan sale date, other than deferred taxes, was stated at the present value of the amounts to be paid at appropriate market rates. It was determined that the Company's reorganization value computed immediately before September 14, 2001 was $0. The Company had been inactive since September 13, 2001. We adopted "fresh-start" accounting because holders of existing voting shares immediately before filing and confirmation received less than 50% of the voting shares of the emerging entity and its reorganization value is less than its post-petition liabilities and allowed claims.

2. RECENT COURT PROCEEDINGS:

On April 3, 2007, the Superior Court approved an Order requiring a shareholder meeting be held within 60 days. The court ordered meeting was held July 2, 2007

The accounts of any former subsidiaries were not included and have not been carried forward.

RESULTANT CHANGE IN CONTROL: In connection with the Order and subsequent shareholder meeting, Michael Anthony became our sole director and President on July 2, 2007. As sole officer and director, Michael Anthony entered into an agreement with Corporate Services International Profit Sharing Plan (CSIPSP) whereby CSIPSP agreed to make an investment of paid in capital of $30,000 to be used to pay for costs and expenses necessary to bring the Company back into compliance with state and federal securities laws and bring current all Securities and Exchange disclosure obligations. In exchange for the $30,000 CSIPSP was issued 225,000,000 (9,000,000 post split) shares of common stock on October 9, 2007.

Mr. Anthony is the sole beneficiary of CSIPSP and has sole voting and dispositive control.

3. INCOME TAXES:

We have adopted SFAS 109 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. Our net operating loss carryovers incurred prior to 2005 considered available to reduce future income taxes were reduced or eliminated through our recent change of control (I.R.C. Section 382(a)) and the continuity of business limitation of I.R.C. Section 382(c).

We have a current operating loss carry-forward of $ 20,000 resulting in deferred tax assets of $3,000. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all our net deferred tax asset.

Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

4. COMMITMENTS:

The Company is not a party to any leases and does not have any commitments

5. STOCKHOLDERS' EQUITY:

       REVERSE STOCK SPLIT
On January 14, 2008 we declared a reverse split of our common stock. The formula provided that every twenty (25) issued and outstanding shares of common stock of the Corporation be automatically split into 1 share of common stock. Any resulting share ownership interest of fractional shares was rounded up to the first whole integer in such a manner that all rounding was done to the next single share and each and every shareholder would own at least 1 share. The reverse stock split was effective February 11, 2008 for holders of record at February 11, 2008. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this reverse split. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred January 1, 2006.

       COMMON STOCK
We are currently authorized to issue up to 300,000,000 shares of $ 0.001 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis. On October 9, 2007 Corporate Services International Profit Sharing Plan agreed to contribute a total of $30,000 as paid in capital in exchange for 9,000,000 post-split shares of restricted common stock. The company is to use these funds to pay the costs and expenses necessary to revive business operations. Such expenses include fees to reinstate the corporate charter; payment of all past due franchise taxes; settling all past due accounts with the transfer agent; accounting and legal fees; costs associated with bringing current its filings with the Securities and Exchange Commission, etc. As of December 31, 2007 such expenses aggregating $4,103 have been paid. In January, 2008 the full subscription of $30,000 was received.

       PREFERRED STOCK
We are currently authorized to issue up to 10,000,000 shares of $ 0.001 preferred stock. On January 25, 2007 the board of directors approved the cancellation of all previously issued preferred shares and approved the cancellation and extinguishment of all common and preferred share conversion rights of any kind, including without limitation, warrants, options, convertible debt instruments and convertible preferred stock of every series and accompanying conversion rights of any kind.

       FAIR VALUE OF SERVICES:
The principal stockholder provided, without cost to the Company, his services, valued at $1,800 per month for July through December, which totaled $10,800 for the six-month period ended December 31, 2007. The principal stockholder also provided, without cost to the Company, office space valued at $200 per month, which totaled $1,200 for the six-month period ended December 31, 2007. The total of these expenses was $12,000 and was reflected in the statement of operations as general and administrative expenses with a corresponding contribution of paid-in capital.

There are no employee or non-employee options grants.

6. RELATED PARTY TRANSACTIONS NOT DISCLOSED ELSEWHERE:

DUE RELATED PARTIES: Amounts due related parties consist of corporate reinstatement expenses paid by the principal shareholder prior to the establishment of a bank account. Such items totaled $5,371 and $1,268 at December 31, 2007 and 2006 respectively. Legal services provided to the company by Laura Anthony through Legal & Compliance, LLC (Michael Anthony's spouse) were valued at $10,678 and was unpaid at December 31, 2007.



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